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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Westinghouse Electric Corporation of our report dated February 12, 1996 except for the restatements discussed in notes 1 and 3 for which the dates are March 31, 1996 and November 13, 1996, appearing on page
32 of the Company's Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 69 of the Form 10-K.

/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 18, 1997